Exhibit 99.1

BioTime Raises $3.5 Million Through Preferred Stock Offering

ALAMEDA, Calif.--(BUSINESS WIRE)--March 5, 2014--BioTime, Inc. (NYSE MKT: BTX) today announced it has sold 70,000 shares of a newly authorized Series A Convertible Preferred Stock for $3.5 million. The Series A Preferred Stock carries a cumulative annual 3% preferred dividend or $1.50 per share, in preference to BioTime common shares. Each share of Series A Preferred Stock is convertible, at the election of the holder, into BioTime common shares at a conversion price of $4.00 per share, a current conversion ratio of 12.5 common shares for each share of Series A Preferred Stock.

In connection with the sale of the Series A Preferred Stock, BioTime also entered into an Option Agreement with each purchaser of Series A Preferred Stock entitling them, for a period of five years, to exchange their shares of Series A Preferred Stock for shares of common stock of BioTime’s subsidiary LifeMap Sciences, Inc. held by BioTime at the ratio of 12.5 shares of LifeMap Sciences common stock for each share of Series A Preferred Stock.

BioTime intends to invest the proceeds from the sale of the Series A Preferred Stock in LifeMap Sciences, Inc. to finance product development.

Additional Information Concerning Series A Preferred Stock

In addition to the preferred dividend, the Series A Preferred Stock will be entitled to participate with BioTime common shares in any dividends or distributions on common shares (other than dividends and distributions of common shares resulting in an adjustment of the conversion price) as if all shares of Series A Preferred Stock were then converted into common shares.

All outstanding Series A Preferred Stock will automatically be converted into common shares on March 4, 2019, or if holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a class, approve or consent to a conversion. The conversion price is subject to prorata adjustment in the event of a subdivision or reclassification of the common shares into a greater number of shares, a stock dividend paid in common shares, or a stock combination or reclassification of the common shares into a smaller number of shares.

The Series A Preferred Stock will be entitled to vote with common shares on all matters submitted to common share holders for approval. Each share of Series A Preferred Stock will be entitled to a number of votes equal to the number of common shares into which it could then be converted. The Series A Preferred Stock will also vote as a separate class on certain matters affecting those shares.

In the event of a liquidation or dissolution of BioTime, holders of Series A Preferred Stock will be entitled to receive payment of any accrued but unpaid preferred dividends before any assets may be distributed to holders of common shares. After payment of the accrued dividends, the Series A Preferred Stock will participate with the common shares in the distribution of any assets available to shareholders, as if the Series A Preferred Stock was then converted into common shares.

Other Information

The securities described above have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This communication is not an offer to sell, or a solicitation of any offer to buy any securities, any securities in any state or jurisdiction where the offer or sale is not permitted.

About BioTime

BioTime is a biotechnology company engaged in research and product development in the field of regenerative medicine. Regenerative medicine refers to therapies based on stem cell technology that are designed to rebuild cell and tissue function lost due to degenerative disease or injury. BioTime’s focus is on pluripotent stem cell technology based on human embryonic stem (“hES”) cells and induced pluripotent stem (“iPS”) cells. hES and iPS cells provide a means of manufacturing every cell type in the human body and therefore show considerable promise for the development of a number of new therapeutic products. BioTime’s therapeutic and research products include a wide array of proprietary PureStem® progenitors, HyStem® hydrogels, culture media, and differentiation kits. BioTime is developing Renevia™ (a HyStem® product) as a biocompatible, implantable hyaluronan and collagen-based matrix for cell delivery in human clinical applications. In addition, BioTime has developed Hextend®, a blood plasma volume expander for use in surgery, emergency trauma treatment and other applications. Hextend® is manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corporation under exclusive licensing agreements.

BioTime is also developing stem cell and other products for research, therapeutic, and diagnostic use through its subsidiaries:

  Asterias Biotherapeutics, Inc. is a new subsidiary which has acquired the stem cell assets of Geron Corporation, including patents and other intellectual property, biological materials, reagents and equipment for the development of new therapeutic products for regenerative medicine.
  OncoCyte Corporation is developing products and technologies to diagnose and treat cancer.
  Cell Cure Neurosciences Ltd. (“Cell Cure Neurosciences”) is an Israel-based biotechnology company focused on developing stem cell-based therapies for retinal and neurological disorders, including the development of retinal pigment epithelial cells for the treatment of macular degeneration, and treatments for multiple sclerosis.
  LifeMap Sciences, Inc. (“LifeMap Sciences”) markets, sells and distributes GeneCards®, the leading human gene database, as part of an integrated database suite that also includes the LifeMap Discovery® database of embryonic development, stem cell research and regenerative medicine, and MalaCards, the human disease database.
  ES Cell International Pte Ltd., a Singapore private limited company, developed clinical and research grade hES cell lines and plans to market those cell lines and other BioTime research products in over-seas markets as part of BioTime’s ESI BIO Division.
  BioTime Asia, Limited, a Hong Kong company, may offer and sell products for research use for BioTime’s ESI BIO Division.
  OrthoCyte Corporation is developing therapies to treat orthopedic disorders, diseases and injuries.
  ReCyte Therapeutics, Inc. is developing therapies to treat a variety of cardiovascular and related ischemic disorders, as well as products for research using cell reprogramming technology.

Additional information about BioTime can be found on the web at www.biotimeinc.com.

FORWARD-LOOKING STATEMENTS

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings. BioTime disclaims any intent or obligation to update these forward-looking statements.

To receive ongoing BioTime corporate communications, please click on the following link to join our email alert list: http://news.biotimeinc.com

CONTACT:
BioTime, Inc.
Lesley Stolz, PhD, 510-521-3390, ext 367
Executive Vice President, Corporate Development
lstolz@biotimemail.com
or
Judith Segall
510-521-3390, ext 301
jsegall@biotimemail.com